SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

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        14a-6(e)(2))
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[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           REGENCY CENTERS CORPORATION
                (Name of Registrant as Specified in Its Charter)

                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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                ________________________________________________________________
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                ________________________________________________________________
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                computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ________________________________________________________________
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[ ]     Check box if any part of the fee is offset as provided by Exchange
        Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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

                           REGENCY CENTERS CORPORATION
                                 ---------------

                           NOTICE AND PROXY STATEMENT
                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 3, 2005


TO THE HOLDERS OF COMMON STOCK:

                  PLEASE TAKE NOTICE that the annual meeting of shareholders of Regency Centers Corporation will be held on Tuesday, May 3, 2005, at 11:00 A.M., eastern time, in The River Room, Salon One of the River Club, 35th Floor of the Modis Building, One Independent Drive, Jacksonville, Florida.

                  The meeting will be held for the following purposes:

                  1. To elect a board of directors to serve until the 2006 annual meeting of shareholders and until their successors have been elected and qualified.

                  2. To transact such other business as may properly come before the meeting or any adjournment.

                  The shareholders of record at the close of business on March 18, 2005 will be entitled to vote at the annual meeting.

                  We hope you will be able to attend the meeting, but in any event we would appreciate your dating, signing and returning the enclosed proxy as promptly as possible. You may also vote via the Internet, or by telephone, as instructed on the enclosed proxy. If you attend the meeting, you may revoke your proxy and vote in person.



                                        By Order of the Board of Directors,


                                        J. Christian Leavitt
                                        Senior Vice President, Secretary
                                          and Treasurer

Dated:   March 31, 2005

                                TABLE OF CONTENTS

                                                                            Page



DELIVERY OF PROXY MATERIALS...................................................1
         Electronic Delivery..................................................1

VOTING ELECTRONICALLY OR BY TELEPHONE.........................................2

VOTING SECURITIES.............................................................2
         Stock Ownership Policy for Officers and Directors....................4

ELECTION OF DIRECTORS.........................................................6
         Section 16(a) Beneficial Ownership Reporting Compliance..............9
         Board of Directors and Standing Committees..........................10

AUDIT COMMITTEE REPORT.......................................................12

Compensation Committee Report on Executive Compensation......................14
         What is Regency's philosophy of executive compensation?.............14
         What are the annual cash compensation components?...................14
         What is Regency's philosophy for long-term incentive compensation?..15
         How did Regency perform in 2004?....................................16
         How is the CEO compensated?.........................................16
         How is the company addressing Internal Revenue Code limits?.........16

COMPARATIVE STOCK PERFORMANCE................................................17

EXECUTIVE COMPENSATION.......................................................18

CERTAIN TRANSACTIONS.........................................................22

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS....................................22

OTHER MATTERS................................................................23

SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS.........23

ANNUAL REPORT................................................................24

EXPENSES OF SOLICITATION.....................................................24

APPENDIX A - Audit Committee Charter .......................................A-1

                           REGENCY CENTERS CORPORATION

                       121 West Forsyth Street, Suite 200
                          Jacksonville, Florida 32202

                                 ---------------


                      PROXY STATEMENT FOR ANNUAL MEETING OF
                       SHAREHOLDERS TO BE HELD MAY 3, 2005


                  This proxy statement and the enclosed form of proxy are first being sent to shareholders of Regency Centers Corporation on or about March 31, 2005 in connection with the solicitation by Regency's board of directors of proxies to be used at Regency's 2005 annual meeting of shareholders. The meeting will be held on Tuesday, May 3, 2005, at 11:00 A.M., eastern time, in The River Room, Salon One of the River Club, 35th Floor of the Modis Building, One Independent Drive, Jacksonville, Florida.

                  The board of directors has designated Martin E. Stein, Jr., Mary Lou Fiala and Bruce M. Johnson, and each or any of them, as proxies to vote the shares of common stock solicited on its behalf. If you sign and return the enclosed form of proxy, you may nevertheless revoke it at any time insofar as it has not been exercised by (1) giving written notice to Regency's Secretary, (2) delivering a later dated proxy, or (3) attending the meeting and voting in person. The shares represented by your proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable. Proxies will be tabulated by Regency's transfer agent, Wachovia Bank, N.A.

                  If the meeting is adjourned for any reason, at any subsequent reconvening of the meeting all proxies may be voted in the same manner as the proxies would have been voted at the original convening of the meeting (except for any proxies that have effectively been revoked or withdrawn).

                           DELIVERY OF PROXY MATERIALS

Electronic Delivery

                  You may choose to receive stockholder materials, including proxy statements and annual reports, via electronic delivery in the future, which can help us achieve a substantial reduction in our printing and mailing costs as well be environmentally friendly. If you choose to receive your proxy materials electronically, then before next year's annual meeting, you will receive an e-mail notification when the proxy materials and annual report are available over the Internet. Your election to receive electronic delivery of these materials will remain in effect for all future stockholder meetings unless you revoke it before the meeting by following the instructions set forth at the applicable website below. If you elect to access our stockholder materials electronically, you may still request paper copies by contacting our Investor Relations Department at the address set forth above.

                  If your shares are registered in your own name (instead of through a broker or other nominee), sign up for electronic delivery of proxy materials in the future at:

                         https://www.giveconsent.com/reg
                         -------------------------------

                  If you hold your shares in an account at a brokerage firm or bank participating in a "street name" program, you can sign up for electronic delivery of proxy materials in the future by contacting your broker.

                      VOTING ELECTRONICALLY OR BY TELEPHONE

                  If your shares are registered in your own name (instead of through a broker or other nominee), you can vote your shares on the Internet by following the instructions at the Internet voting website at https://www.proxyvotenow.com/reg. Please carefully follow the directions on your proxy card. If you vote via the Internet you may be required to bear costs associated with electronic access, such as usage charges from Internet access providers and telephone companies.

                  To vote by telephone, you should dial (toll-free) 1-888-216-1308; you will then be prompted to enter the control number printed on your proxy card and to follow subsequent instructions.

                  The giving of a proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting or to change your vote electronically or by telephone.

                  Regency reserves the right to cancel the electronic voting or telephone voting program at any time.

                  If your shares are held in an account at a brokerage firm or bank participating in a "street name" program, you may already have been offered the opportunity to vote using the Internet. A number of brokerage firms and banks participate in a program that offers Internet voting options for shares held in "street name."

                                VOTING SECURITIES

                  The record of shareholders entitled to vote was taken at the close of business on March 18, 2005. At such date, Regency had outstanding and entitled to vote 63,073,286 shares of common stock, $.01 par value. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding common stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

                  The following table shows information relating to the beneficial ownership as of March 18, 2005 of

o each person known to Regency to be the beneficial owner of more than 5% of Regency's voting stock,

o       each director and nominee,

o each of the executive officers named in the summary compensation table elsewhere in this proxy statement, and

o       all directors and executive officers as a group.

                  Except as otherwise indicated, the shareholders listed exercise sole voting and dispositive power over the shares.

                Amount and Nature of Shares Beneficially Owned(1)

                                                           Number of
                                         Title of            Shares            Right to     Percent of
            Name                          Class             Owned(2)          Acquire(3)       Class
            ----                          -----             -----             -------          -----
Deutsche Bank AG(4)                       Common           4,139,255            -              6.6%
Wellington Management Company,            Common           4,064,200            -              6.4%
   LLP(5)
Morgan Stanley(6)                         Common           3,632,023            -              5.8%
AEW Capital Management, L.P.              Common           3,222,300(7)         -              5.1%
Martin E. Stein, Jr.                      Common             988,720(8)        413,223         2.2%
Mary Lou Fiala                            Common             143,778(9)        156,091          *
Bruce M. Johnson                          Common             157,649           164,958          *
Raymond L. Bank                           Common              20,433            14,140          *
C. Ronald Blankenship                     Common               1,630            -
A. R. Carpenter                           Common              40,761            11,875          *
J. Dix Druce, Jr.                         Common              20,433            15,527          *
Douglas S. Luke                           Common              36,780            15,051          *
John C. Schweitzer                        Common              13,415            20,670          *
Thomas G. Wattles                         Common              13,591(10)        -
Terry N. Worrell                          Common              34,128(11)        12,999          *

All directors and executive officers      Common           1,471,318(8)(9)     824,534         3.6%
  as a group (a total of 11 persons)                               (10)(11)

_________________________
*Less than one percent
(1) Information presented in this table and related notes has been obtained from the beneficial owner or from reports filed by the beneficial owner with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934.

(2)     Excludes shares that:

                o     are restricted stock or stock rights;

                o     may be acquired through stock option exercises; or

                o     have been deferred under our deferred compensation plan.

(3) Shares that can be acquired through stock option exercises through May 30, 2005. Excludes shares which may be issued upon vesting of restricted stock or stock rights described in footnote (2) to the Summary Compensation Table included elsewhere in this proxy.

(4) Includes the following shares which are held by RREEF America, L.L.C., Deutsche Investment Management Americas Inc. and Deutsche Bank Trust Company Americas, each of which is a subsidiary of Deutsche Bank AG:

                 3,783,955 shares held by RREEF America, L.L.C.
                 274,000 shares held by Deutsche Investment Management Americas Inc.
                 12,000 shares held by Deutsche Bank Trust Company Americas

        The business address for Deutsche Bank AG is Taunusanlage 12, D-60325, Frankfort am Main, Federal Republic of Germany.

(5) The business address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(6) The business address for Morgan Stanley is 1585 Broadway, New York, New York 10036.

(7) The business address of AEW Capital Management, L.P. is World Trade Center East, Two Seaport Lane, Boston, Massachusetts 02110.

(8) Includes the following shares over which Mr. Stein is deemed to have shared voting and investment power:

                o 160,263 shares held by The Regency Group (Nevada) Limited Partnership, the sole general partner of which is a wholly-owned subsidiary of The Regency Group, Inc. All of the outstanding stock of The Regency Group, Inc. is owned by The Regency Square Group II (Nevada) Limited Partnership, the sole general partner of which is a corporation all of the outstanding stock of which is owned by Mr. Stein and members of his family.

                o 307,147 shares held by The Regency Group II. Mr. Stein is a general partner of The Regency Group II and a trustee of a trust that is also a general partner.

                o 108,235 shares held by Regency Square II. Mr. Stein is a general partner of Regency Square II and a trustee of a trust that is also a general partner.

                o 4,000 shares held for the benefit of Mr. Stein by the Wellhouse Trust. Mr. Stein has investment power with respect to such shares.

                o 6,053 shares held by Mr. Stein as custodian for his minor children.

(9)     Includes 67,915 shares owned by Mrs. Fiala's spouse.

(10) Includes 7,000 shares held in a trust. Mr. Wattles has investment power over these shares.

(11) Includes 7,500 shares held in two trusts. Mr. Worrell has investment power over these shares.

Stock Ownership Policy for Officers and Directors

                  Our board of directors has adopted a stock ownership policy for senior officers and outside directors in order to encourage them to focus on creating long-term shareholder value. The policy sets stock ownership targets for officers as a multiple of base salary. For example, the target for the chief executive officer is five times his annual base salary. The target for outside directors is the greater of five times their annual retainer fees or $250,000 (exclusive of fees for committee service or attendance fees). The targets are to be achieved by directors and executive officers over a five-year accumulation period. The stock ownership policy also requires the chief executive officer, the chief operating officer, the chief financial officer and the board of directors:

o to retain the after-tax value of Regency shares acquired on the exercise of stock options or on the vesting of stock awards for one year after exercise or vesting, and

o to retain 60% of that value so long as they remain an officer or director.

                  Compliance with the policy is measured by using the higher of the trading price of the shares on the date of acquisition or the 30-day average before the measurement date. Any options, restricted stock or stock rights awards granted to a participant while he or she is not in compliance with these guidelines will vest over five rather than four years or such longer period as the compensation committee determines, in its discretion.

                              ELECTION OF DIRECTORS

                  At the 2004 annual meeting, shareholders approved a proposal eliminating classification of our board of directors. Consequently, all eleven members of the board are standing for reelection at the 2005 meeting. All directors will serve until the 2006 annual meeting and until their successors are elected and qualified. The board of directors has nominated the directors named below. All nominees are presently directors and were elected by shareholders, except for Mr. Bruce M. Johnson, who was elected by the board in July, 2004. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting.

                                           Year First Elected to the
                 Nominee                              Board
    Martin E. Stein, Jr.                              1993
    Mary Lou Fiala                                    1997
    Bruce M. Johnson                                  2004
    Raymond L. Bank                                   1997
    C. Ronald Blankenship                             2001
    A. R. Carpenter                                   1993
    J. Dix Druce, Jr.                                 1993
    Douglas S. Luke                                   1993
    John C. Schweitzer                                1999
    Thomas G. Wattles                                 2001
    Terry N. Worrell                                  1999

                  Regency's board of directors has determined that Messrs. Raymond L. Bank, C. Ronald Blankenship, A. R. Carpenter, J. Dix Druce, Douglas
S. Luke, John C. Schweitzer, Thomas G. Wattles and Terry N. Worrell, being a majority of our directors, are independent as defined by Sections 303.1(B)(2)(a) and (3) of the New York Stock Exchange listing standards. In determining independence, the following commercial or charitable relationships will not be considered to be material relationships that would impair a director's independence:

      (i) if a Regency director or his or her immediate family member is an executive officer of another company that does business with Regency and the annual payments by Regency to the other company are less than 1% of the annual consolidated revenues of the other company;

      (ii) if a Regency director or his or her immediate family member is an executive officer of another company which is indebted to Regency, or to which Regency is indebted, and the total amount of either company's indebtedness to the other is less than 1% of the total consolidated assets of the other company; and

      (iii) if a Regency director serves as an officer, director or trustee of a charitable organization, and Regency's discretionary charitable contributions to the organization are less than 1% of that organization's total annual charitable receipts (Regency's automatic matching of employee charitable contributions will not be included in the amount of Regency's contributions for this purpose).

     The board will annually review all commercial and charitable relationships of directors and determine whether directors meet these categorical independence tests.

                  During 2004, the spouse of Mr. Douglas S. Luke provided services to Regency in connection with preparation of the non-financial statement portions of our annual report to shareholders. The board considered the terms of Mrs. Luke's engagement and determined that it was not material because of the nominal fees involved, and that Mr. Luke therefore qualifies as independent. See "Certain Transactions" for additional information concerning Mrs. Luke's engagement.

                  During 2004, Regency's contributions to any tax exempt organization in which any of Regency's independent directors serves as an executive officer did not exceed $1 million or 2% of the tax exempt organization's consolidated gross revenue.

                  The board of directors has adopted a code of business conduct and ethics for our directors, officers and employees. The text of this code of conduct is posted on our website at www.regencycenters.com. Copies of the code of conduct may also be obtained by contacting Roger Frank, Vice
President-Internal Audit, at (904) 598-7000.

                  The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of each of the board's nominees. Each nominee is presently available for election. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may, in their discretion, vote for a substitute.

                  The board of directors of Regency recommends a vote "for" the election of each of its nominees. Proxies solicited by the board will be so voted unless shareholders specify in their proxies a contrary choice.

                  Information concerning all nominees for director, based on data furnished by them, is set forth below.

MARTIN E. STEIN, JR.

                  Mr. Stein, age 52, is Chairman of the Board and Chief Executive Officer of Regency. He served as President of Regency from its initial public offering in October 1993 until December 31, 1998. Mr. Stein also served as President of Regency's predecessor real estate division since 1981, and Vice President from 1976 to 1981. He is a director of Patriot Transportation Holding, Inc., a publicly held transportation and real estate company, Stein Mart, Inc., a publicly held upscale discount retailer, EverBank Financial Corp, a privately held savings and loan company, and its affiliate, EverBank, a federal savings bank. Mr. Stein also serves on the Board of Governors and the Executive Committee of the National Association of Real Estate Investment Trusts and is a member of the International Council of Shopping Centers, the Urban Land Institute and the Real Estate Roundtable.

MARY LOU FIALA

                  Mrs. Fiala, age 53, became President and Chief Operating Officer of Regency in January 1999. Before joining Regency she was Managing Director - Security Capital U.S. Realty Strategic Group from March 1997 to January 1999. Mrs. Fiala was Senior Vice President and Director of Stores, New England - Macy's East/Federated Department Stores from 1994 to March 1997. From 1976 to 1994, Mrs. Fiala held various merchandising and store operations positions with Macy's/Federated Department Stores. Mrs. Fiala is a director of Build-A-Bear Workshop, Inc. and the University of North Florida Foundation. She is also a member of the board of trustees of the International Council of Shopping Centers and a National Trustee for Boys & Girls Clubs of America.

BRUCE M. JOHNSON

                  Mr. Johnson, age 57, has been Managing Director and Chief Financial Officer of Regency since July 1993. From 1979 to October 1993, he served as Executive Vice President and Chief Financial Officer of Regency's predecessor real estate division. Prior to joining Regency, Mr. Johnson was Vice President of Barnett Winston Trust, an equity and mortgage real estate investment trust. Mr. Johnson is Chairman of Brooks Rehabilitation Hospital, a private not-for-profit rehabilitation hospital, and serves on the Board and the Executive Committee of its private parent company, Brooks Health Systems.

RAYMOND L. BANK

                  Mr. Bank, age 51, was a founder and President of Merchant Partners, a venture capital firm focusing on retail, direct marketing, and consumer service companies from 1994 through 2004. He also serves as President of Raymond L. Bank & Associates, Inc., a firm investing in and advising marketing-driven companies in the retail, direct marketing and services sectors, since 1991.

C. RONALD BLANKENSHIP

                  Mr. Blankenship, age 55, has been Co-Chairman of Verde Group since June 2003. He was Vice Chairman of Security Capital from May 1998 until June 2003. He was Chief Operating Officer of Security Capital from 1998 to May 2002 and Managing Director from 1991 until May 1998. Prior to June 1997, he was the Chairman of Archstone Communities Trust. Mr. Blankenship was formerly a trustee of ProLogis Trust, and was formerly a director of BelmontCorp, InterPark Holdings Incorporated, Storage USA, Inc. and Macquarie Capital Partners, LLC. He also served as Interim Chairman, Chief Executive Officer and director of Homestead Village Incorporated from May 1999 until November 2001.

A. R. CARPENTER

                  Mr. Carpenter, age 63, retired from CSX Corporation as Vice Chairman, a position he held from July 1999 to February 2001. From 1962 until February 2001, he held a variety of positions with CSX, including President and Chief Executive Officer (from 1992 to July 1999) and Executive Vice President-Sales and Marketing (from 1989 to 1992) of CSX Transportation, Inc. Mr. Carpenter is a director of Florida Rock Industries, Inc. and Stein Mart, Inc.

J. DIX DRUCE, JR.

                  Mr. Druce, age 57, has been President and Chairman of the Board of National P.E.T. Scan, LLC since June 2000. From 1988 until 2000, he served as President and Chairman of the Board of Life Service Corp., Inc., a life insurance management company, and President and director of American Merchants Life Insurance Company and its parent, AML Acquisition Company, from October 1992 until the companies' sale in 2000. He was President and director (Chairman from May 1989 to July 1991) of National Farmers Union Life Insurance Company from 1987 to 1991, and President and director of Loyalty Life Insurance Company and NFU Acquisition Company from 1987 to 1991. Mr. Druce is a director of Florida Rock Industries, Inc.

DOUGLAS S. LUKE

                  Mr. Luke, age 63, is President and Chief Executive Officer of HL Capital, Inc., a personal management and investment company. Mr. Luke was President and Chief Executive Officer of WLD Enterprises, Inc., a Ft. Lauderdale, Florida-based diversified private investment and management company with interests in securities, real estate and operating businesses from 1991 to 1998. From 1987 to 1990 he was Managing Director of Rothschild Inc./Rothschild Ventures. He is director of MeadWestvaco Corporation, a diversified paper and chemicals manufacturing company.

JOHN C. SCHWEITZER

                  Mr. Schweitzer, age 60, is President of Westgate Corporation, which holds investments in real estate and venture capital operations. Mr. Schweitzer is a trustee of Archstone Smith Communities Trust, and a director of J.P. Morgan Chase Bank of Texas-Austin and KLRU Austin Public Television. He previously served as a member of Pacific Retail Trust's board of trustees before its merger into Regency in February 1999. Mr. Schweitzer was also director or officer of a number of public companies and financial institutions, including Franklin Federal Bancorp, Elgin Clock Company, El Paso Electric Company, MBank El Paso, the Circle K Corporation, Homestead Village Incorporated and Enerserv Products.

THOMAS G. WATTLES

                  Mr. Wattles, age 53, has been Chairman and Chief Investment Officer of Dividend Capital Trust, a publicly held industrial property REIT, since March 2003 and Principal of Black Creek Group, a real estate investment management firm, since February 2003. He served as Managing Director of Security Capital from 1991 to 2002 and as a trustee of ProLogis Trust from 1993 to May 2002. He was a director of ProLogis' predecessor from its formation in 1991, and was Non-Executive Chairman of ProLogis from March 1997 to May 1998. Mr. Wattles was Co-Chairman and Chief Investment Officer of ProLogis and its former REIT manager from November 1993 to March 1997, and director of the former REIT manager from June 1991 to March 1997.

TERRY N. WORRELL

                  Mr. Worrell, age 60, is a private investor in commercial properties and other business ventures. Mr. Worrell is a director of Crescent Real Estate Equities Company, a real estate investment trust, and NL Industries, Inc., an international producer of titanium dioxide pigments. Mr. Worrell was a member of Pacific Retail Trust's board of trustees before its merger into Regency in February 1999. From 1974 to 1989 he was President and CEO of Sound Warehouse of Dallas, Inc. prior to its purchase by Blockbuster Music.

Section 16(a) Beneficial Ownership Reporting Compliance

                  Under Section 16(a) of the Securities Exchange Act, an officer, director or 10% shareholder must file a Form 4 reporting the acquisition or disposition of Regency equity securities with the Securities and Exchange Commission no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply. Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the company's fiscal year. To Regency's knowledge, based solely on a review of the copies of these reports furnished to it and written representations that no other reports were required, the officers, directors, and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements during 2004.

Board of Directors and Standing Committees

                  The board held four regular meetings during 2004. All directors attended at least 75% of all meetings of the board and board committees on which they served during 2004.

                  Regency's independent directors meet quarterly in conjunction with the regular board meetings. The independent directors have elected John C. Schweitzer as lead director. As lead director, Mr. Schweitzer presides at the independent directors' meetings. See "Shareholder Proposals and Communications with the Board of Directors" for information on how to communicate with Mr. Schweitzer or any of the other independent directors.

                  The board of directors has established five standing committees: an executive committee, an audit committee, a compensation committee, a nominating and corporate governance committee and an investment committee, which are described below. Members of these committees are elected annually at the regular board meeting held in conjunction with the annual shareholders' meeting. The charter of each committee is available on our website at www.regencycenters.com or by contacting Roger Frank, Vice President - Internal Audit at (904) 598-7000.

                  Executive Committee. The executive committee presently is composed of Martin E. Stein, Jr. (Chairman) or Mary Lou Fiala if Mr. Stein is unavailable and any two other directors who qualify as "independent" directors, as defined by the New York Stock Exchange, who are available to meet when committee action is required. The executive committee did not meet during 2004. The executive committee is authorized by the resolutions establishing the committee to handle ministerial matters requiring board approval. The executive committee may not perform functions reserved under Florida law or the rules of the New York Stock Exchange for the full board of directors and, in addition, may not declare dividends.

                  Audit Committee. The audit committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, presently is composed of J. Dix Druce, Jr. (Chairman), Raymond L. Bank, and
A. R. Carpenter, all of whom are considered independent under the rules of the New York Stock Exchange. The audit committee met ten times during 2004. The principal responsibilities of and functions to be performed by the audit committee are established in the audit committee charter. The audit committee charter was adopted by the board of directors and is reviewed annually by the audit committee. A copy of the audit committee charter is attached as Appendix A and is also available on our website at www.regencycenters.com. See "Audit Committee Report" for a description of the audit committee's responsibilities.

                  The board of directors has determined that Messrs. Carpenter, Druce and Raymond L. Bank are independent as defined by Sections 303.1(B)(2)(a) and (3) of the New York Stock Exchange listing standards. Our board of directors also has determined that Messrs. Carpenter and Druce are audit committee financial experts as defined in Regulation S-K 401(h) and that Messrs. Carpenter, Bank and Druce all meet the financial literacy requirements of the New York Stock Exchange.

                  Nominating and Corporate Governance Committee. The nominating and corporate governance committee, which is presently composed of A. R. Carpenter (Chairman), Raymond L. Bank and John C. Schweitzer, met twice during

2004. All members of the nominating and corporate governance committee are independent as defined in the listing standards for the New York Stock Exchange. The purpose of the nominating and corporate governance committee is:

o to assist the board in establishing criteria and qualifications for potential board members;

o to identify high quality individuals who have the core competencies and experience to become members of Regency's board and to recommend to the board the director nominees for the next annual meeting of shareholders;

o to establish corporate governance practices in compliance with applicable regulatory requirements and consistent with the highest standards, and recommend to the board the corporate governance guidelines applicable to Regency;

o to lead the board in its annual review of the board's performance and establish appropriate programs for director development and education; and

o       to recommend to the board director nominees for each committee.

A copy of the nominating and corporate governance committee charter is available on our website at www.regencycenters.com.

                  The nominating and corporate governance committee will consider written recommendations from shareholders for nominees for director. Shareholders wishing to submit names for consideration should submit the following to the Corporate Secretary, at Regency's address set forth on page 1 of this proxy statement:

o Biographical information about the candidate and a statement about his or her qualifications;

o Any other information required to be disclosed about the candidate under the Securities and Exchange Commission's proxy rules (including the candidate's written consent to being named in the proxy statement and to serve as a director, if nominated and elected);

o The names and addresses of the shareholder(s) recommending the candidate for consideration and the number of shares of Regency common stock beneficially owned by each.

Shareholders should submit recommendations in the time frame described under the caption "Shareholder Proposals and Communications with the Board of Directors" below.

                  The committee will apply the same criteria to all candidates it considers, including any candidates submitted by shareholders. These criteria include independence, personal integrity, leadership skills, strategic thinking, willingness to make a time commitment, and breadth of knowledge about matters affecting Regency and its industry. In addition, the committee will look for skills and experience that will complement the board's existing make-up.

                  The committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director's contributions to the board during their current term. Since the committee's appointment in 2002, all nominees have been incumbent directors except Mr. Bruce M. Johnson, our chief financial officer, who was elected to the board in July 2004. When vacancies develop, the committee will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. If the committee deems it appropriate, it may engage a third-party search firm. The committee will evaluate potential candidates based on their biographical information and qualifications and also may arrange personal interviews of qualified candidates by one or more committee members, other board members and senior management.

                  Compensation Committee. The compensation committee presently is composed of John C. Schweitzer (Chairman), C. Ronald Blankenship, A. R. Carpenter and Douglas S. Luke. The compensation committee held two meetings related to reviewing 2004 annual performance, to discuss leadership development and succession planning, and to review and approve modifications to Regency's current executive compensation plans. This committee has the responsibility of approving the compensation arrangements for senior management of Regency, including annual bonus and long-term compensation. It also recommends to the board of directors adoption of any compensation plans in which officers and directors of Regency are eligible to participate, and makes grants of employee stock options and other stock awards under Regency's Long-Term Omnibus Plan.

                  Investment Committee. The investment committee presently is composed of Thomas G. Wattles (Chairman), C. Ronald Blankenship, Martin E. Stein, Jr. and Terry N. Worrell. This committee was formed to review and approve Regency's capital allocation strategy, to approve investments and dispositions exceeding certain thresholds and to review Regency's investment and disposition programs and the performance of in-process developments. The investment committee met seven times during 2004.

                             AUDIT COMMITTEE REPORT

                  The management of Regency Centers Corporation (Regency) is responsible for the company's internal controls and financial reporting process; the purpose of the audit committee is to assist the board of directors in its general oversight of Regency's financial reporting, internal controls and audit functions. The audit committee operates under a written charter adopted by the board of directors. The three directors who serve on the audit committee have no financial or personal ties to Regency (other than director compensation and equity ownership as described in this proxy statement) and are all "financially literate" and "independent" for purposes of the New York Stock Exchange listing standards. That is, the board of directors has determined that none of the audit committee members have a relationship with Regency that may interfere with the member's independence from Regency and its management.

                  The audit committee met with management ten times during the year to consider and discuss the adequacy of Regency's internal controls and the objectivity of its financial reporting; in addition, the audit committee was on call as needed by management and the independent auditors to meet with or discuss any issues arising during the course of the year. The audit committee discussed these matters with Regency's independent auditors and with the appropriate financial personnel and internal auditors. The audit committee also discussed with Regency's senior management and independent auditors the process used for certifications by Regency's chief executive officer and chief financial officer which is required by the SEC for certain of Regency's filings with the SEC. The audit committee met privately with both the independent auditors and the internal auditors, each of whom has unrestricted access to the audit committee.

                  The audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. Management is responsible for the preparation, presentation and integrity of Regency's financial statements; accounting and financial reporting principles; establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rule 13a-15(e)); establishing and maintaining internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f)); evaluating the effectiveness of disclosure controls and procedures; evaluating the effectiveness of internal control over financial reporting; and evaluating any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on (i) management's assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

                  During the course of 2004, management completed the documentation, testing and evaluation of Regency's system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002, in the Public Company Accounting Oversight Board's "Auditing Standard No. 2", and in other related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and the independent auditors at each regularly scheduled audit committee meeting. At the conclusion of the process, management provided the audit committee with and the audit committee reviewed a report on the effectiveness of Regency's internal control over financial reporting. The audit committee also reviewed the report of management contained in Regency's Annual Report on Form 10-K for the year ended December 31, 2004 filed with the SEC, as well as KPMG LLP's Report of Independent Registered Public Accounting Firm included in Regency's Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule, (ii) management's assessment of the effectiveness of internal control over financial reporting, and (iii) the effectiveness of internal control over financial reporting.

                  The audit committee supervises the relationship between Regency and its independent auditors, including making decisions about their appointment or removal, reviewing the scope of their audit services, approving non-audit services, and confirming their independence. The Audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standard No. 61, "Communication with Audit Committees," and Public Company Accounting Oversight Board Auditing Standard No. 2, "An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements." In addition, the audit committee has received from the independent auditors the written disclosure required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and discussed with them their independence from Regency and its management. The audit committee has considered whether the provision of permitted non-audit services by the independent auditor to Regency is compatible with the auditor's independence.

                  Based on these reviews and discussions, the audit committee recommended to the Board of Directors and the Board of Directors approved that the audited financial statements be included in Regency's Annual Report on Form 10-K for the year ended December 31, 2004.

                                               J. Dix Druce, Jr.,
                                               Chairman Raymond L.
                                               Bank A. R. Carpenter


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                  The compensation committee of the Board of Directors is responsible for evaluating and establishing executive compensation and other benefit plans for Regency that attract, motivate, and retain a top notch management team and align the interests of executives with shareholders. Part of this responsibility includes evaluating CEO performance and determining CEO compensation. Additionally the committee oversees company policies and practices that advance organizational development, including those designed to achieve the most productive engagement of the company's workforce. The committee is composed entirely of independent directors, as defined by the New York Stock Exchange.

What is Regency's philosophy of executive compensation?

                  Regency's executive compensation program is incentive-based, and has been designed to attract, motivate, and retain executives who are capable of achieving the company's key strategic goals. The committee aligns the interest of management with shareholders by awarding executives cash bonuses and stock awards for achieving specified key objectives. Regency's compensation philosophy is to set base salaries in a range that is near the competitive median. Total direct compensation opportunities, including the cash bonuses and the long-term incentives are targeted to a range near the 60th - 75th percentiles for high levels of performance. The company will pay higher incentives for exceptional performance.

                  The committee evaluates and establishes the company's executive compensation program based upon current market information, including comparative executive compensation studies. During 2004, the committee engaged Deloitte Consulting to advise on its compensation matters.

What are the annual cash compensation components?

                  Base Salary. The compensation committee reviews base salaries annually. In determining appropriate base salaries, the committee considers external competitiveness in relation to Regency's performance and capital structure, the roles and responsibilities of the executives, their contribution to the company's business, an analysis of job requirements and the executives' prior experience and accomplishments.

                  Annual Performance Bonus. To provide incentives to achieve key corporate objectives, the committee makes cash bonus awards based on corporate and individual performance. Each year the committee establishes a compensation plan that establishes target cash bonuses based on achievement of specific financial and operating objectives for the company and those activities managed by the executive. For the named executive officers, the plan is based on increases in funds from operations ("FFO") per share. FFO is the most widely accepted measure of performance for REITs.

                  The compensation committee may also give significant consideration to the achievement of other key financial and strategic goals, including:

                o Total shareholder return relative to Regency's peer group;

                o       Return on equity;

                o       Maintenance of unsecured debt ratings;

                o       Growth in same property net operating income;

                o       Value achieved from development completions;

                o Dollar amount of new development starts; and o Growth in joint ventures and third party income.

                  Regency's philosophy is that the consistent achievement of these objectives should, over time, result in total shareholder returns that are meaningfully above the average for shopping-center REITs.

What is Regency's philosophy for long-term incentive compensation?

                  The committee strongly believes that providing executives with an opportunity to increase their ownership of common stock aligns their interests with stockholders. The company has stock ownership and retention guidelines for senior executive officers as well as the Board of Directors, which are described elsewhere in the proxy statement.

                  Regency grants stock rights awards to executive officers based upon their contribution to the company's performance and achievement of specific objectives. Each year the committee establishes a compensation plan that establishes target award levels based on the achievement of specific performance objectives.

                  For the named executive officers in 2004, 40% of the stock rights grant was based upon FFO per share growth in 2004. The balance of the opportunity, 60%, is tied to future compounded growth in FFO per share. The period for which all grants can be earned and vested is four years. For other senior executive officers, stock rights grants as well as cash bonuses were based on both FFO per share growth and other performance objectives including same property NOI growth, development starts and the value realized from in-process developments. The portion of the 2004 stock rights grants tied to future FFO per share growth is 33% for other senior executive officers. The remaining portion of the stock rights grants for 2004 performance will vest at the rate of 25% per year over four years.

                  The shares will not be issued until earning and vesting requirements are satisfied. Shares issued upon vesting will be accounted for based on the fair market value of the underlying stock on the date of grant. The number of shares issued upon vesting will be increased as though dividends that would have been paid on these shares, had they been outstanding from the date of the stock rights award, were reinvested annually in Regency common stock.

How did Regency perform in 2004?

                  Based upon the growth in FFO per share of 8.1% in relation to the specific performance objective that was set by the committee, Regency achieved a high level of performance. Other key accomplishments include the following:

                o 46.2% total shareholder return as compared to our shopping center peer group of 36.7%;

                o an increase in return on equity to 13.7% (including construction in progress), up from 13% for 2003;

                o       improved Regency's unsecured debt ratings;

                o a 2.75% growth in same property net operating income, coupled with a 96.1% occupancy rate at December 31, 2004 and a 10.1% rental rate growth;

                o sold developments and outparcels totaling $236 million, recognizing $36.4 million in profits net of taxes;

                o completed $264.2 million in developments with a stabilized NOI yield of 9.6%;

                o       $269.6 million of new development starts;

                o execution of Regency's self-funding capital strategy through property, development and outparcel sales, totaling $526.7 million.

                  In accordance with the established performance criteria for the incentive compensation plan, the committee awarded to top management a multiple of 1.5 times the target cash bonus awards and 1.5 times the target long-term incentive award opportunity.

How is the CEO compensated?

                  As a result of Regency's FFO per share growth and in accordance with the company's incentive compensation plan for the CEO in 2004, Mr. Stein received a cash bonus of $780,000 and a stock rights award for 15,187 shares. The stock rights award will vest at the rate of 25% per year over four years. Additionally, Mr. Stein received a stock rights award for 22,780 shares that will be earned and vested subject to future FFO per share growth over a four-year period. If the FFO per share growth objectives are not met, the shares will be forfeited. The number of shares issued upon vesting of the stock rights awards will be increased as though dividends that would have been paid on these shares, had they been outstanding from the date of the stock rights award, were reinvested annually in Regency common stock. Mr. Stein continues to serve under a severance and change-in-control agreement. For 2005, Mr. Stein's base compensation was increased to $550,000.

How is the company addressing Internal Revenue Code limits?

                  The compensation committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code on the deductibility of compensation paid to senior executives named in the compensation table to the extent it exceeds $1 million per executive. The law exempts compensation paid under plans that relate compensation to performance. Although Regency's plans are designed to relate compensation to performance, certain elements of the plans do not meet the tax law's requirements, e.g., because they allow the compensation committee to exercise discretion in setting compensation. The compensation committee is of the opinion that it is better to retain discretion in determining executive compensation. However, the compensation committee will continue to monitor the requirements of the Internal Revenue Code to determine what actions, if any, should be taken with respect to Section 162(m).

                                               John C. Schweitzer, Chairman
                                               C. Ronald Blankenship
                                               A. R. Carpenter
                                               Douglas S. Luke


                          COMPARATIVE STOCK PERFORMANCE

                  The graph below provides an indicator of cumulative total shareholder returns for Regency as compared with the S&P Stock Index and the NAREIT Equity Index, weighted by market value at each measurement point. The graph assumes that $100 was invested on January 1, 2000 in Regency common shares and that all dividends were reinvested by the shareholder.

[Graphic omitted]

              COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS


                              ------------------------ FISCAL YEAR ENDING ---------------------
COMPANY/INDEX/MARKET          12/31/1999 12/29/2000 12/31/2001 12/31/2002 12/31/2003 12/31/2004

Regency Centers Corporation     100.00     129.41     164.33     205.37     268.28     392.28
NAREIT Equit Index              100.00     126.37     143.97     149.97     204.98     269.70
S&P Composite                   100.00      90.89      80.09      62.39      80.29      89.02

                             EXECUTIVE COMPENSATION

                  The following table summarizes the compensation paid or accrued by Regency for services rendered during 2004, 2003 and 2002 to Regency's Chief Executive Officer and Regency's two other executive officers.

                                                   SUMMARY COMPENSATION TABLE
                                                                      Long-Term
                                    Annual Compensation             Compensation
                                   -----------------------  ------------------------------

                                                               Stock         Securities
     Name & Principal                                          Rights        Underlying         All Other
         Position           Year     Salary(1)     Bonus      Awards(2)    Options/SARs(3)    Compensation(4)
         --------           ----     ---------     -----      ---------    ---------------    ---------------
Martin E. Stein, Jr.        2004     $520,000     $780,000   $1,950,000       666,704            $ 10,174
   Chairman and Chief       2003     $450,000     $619,000   $1,857,000       241,510            $ 10,174
   Executive Officer        2002     $440,000     $550,000   $1,650,000       379,330            $ 10,174

Mary Lou Fiala              2004     $382,000     $487,000   $1,368,000       172,168            $ 10,174
   President and Chief      2003     $368,000     $430,000   $1,214,000       133,781            $ 10,174
   Operating Officer        2002     $360,000     $382,500   $1,080,000        78,989            $ 10,174

Bruce M. Johnson            2004     $290,000     $300,000   $  810,000       240,450            $ 12,934
   Managing Director and    2003     $277,000     $248,000   $  719,000        88,691            $ 12,934
   Chief Financial Officer  2002     $271,000     $211,000   $  542,000       158,761            $ 12,934

-------------------------
(1) Includes amounts deferred under the 401(k) feature of Regency's profit sharing plan.

(2) Consists of the fair market value of stock rights awards in each of the years of grant, based on the trading price of our common stock at the time of grant. The total number and value of stock rights held by the named executives at December 31, 2004 are as follows:

                                            Stock                Aggregate
                                            Rights                  Value
                                            ------            ----------------

                        Mr. Stein           140,317            $   7,773,543
                        Mrs. Fiala           95,378            $   5,283,961
                        Mr. Johnson          50,545            $   2,800,171


        In January 2005, we granted stock rights awards for an aggregate of 80,373 shares to the named executive officers based on performance in 2004. Forty percent of these awards vest 25% per year beginning on the first anniversary of the date of grant and the remaining sixty percent vest over four years based upon the FFO per share growth rate each year.

        In January 2004, we granted stock rights awards for an aggregate of 94,820 shares to the named executive officers based on performance in 2003. One half of these awards vest 25% per year beginning on the first anniversary of the date of grant and the remaining half cliff vest after eight years, but contain provisions that allow annual accelerated vesting based upon FFO per share growth and total shareholder return in relation to Regency's peers.

        In December 2002, we granted stock rights awards for an aggregate of 104,908 shares to the named executive officers. One-third of these awards vest 25% per year beginning on the first anniversary of the date of grant. The remaining two-thirds cliff vest after eight years, but contain provisions that allow annual accelerated vesting based upon FFO per share growth and total shareholder return in relation to Regency's peers. In addition, during 2002 Messrs. Stein and Johnson received stock rights awards for 11,761 shares and 4,988 shares, respectively, which vest one-third per year beginning January 1, 2003 to provide them with the same level of benefit that they would have received for specified forgiveness amounts on stock purchase loans that they repaid in September 2002.

        Stock rights awards earn dividend equivalent units at the same rate as dividends paid on the common stock. The executive is entitled to these dividend equivalents under the same vesting schedule as the related restricted stock rights. Executives do not have voting rights on shares subject to stock rights awards until vested.

(3) All option grants are replenishment options as a result of option exercises during 2004. The exercise prices of stock option grants are equal to fair market value of Regency's common stock on date of grant.

(4)     The amounts shown in this column for 2004 include the following:

                                   Life Insurance        Company Contribution to             Other
                                      Premiums         401(k)/Profit Sharing Plan        Compensation*
                                      --------        --------------------------         -------------

          Mr. Stein                    $3,174                    $6,000                     $1,000
          Mrs. Fiala                   $3,174                    $6,000                     $1,000
          Mr. Johnson                  $5,934                    $6,000                     $1,000
          --------------------
          *  Christmas bonus.

                  Stock Options. The following table sets forth information with respect to option grants to the executive officers named in the summary compensation table above during 2004 and the potential realizable value of such option grants. All option grants are replenishment options as a result of option exercises during 2004.

                                                 OPTION GRANTS DURING FISCAL 2004
                                                  % of
                                Number       Total Options      Exercise Price                         Hypothetical
                              of Options        Granted            ($/share)         Expiration          Value at
    Executive Officer         Granted(1)      during 2004          --------            Date            Grant Date(2)
    -----------------         -------         -----------                              ----            ----------

Martin E. Stein, Jr.           10,341            0.54%              $45.95            01/13/07          $  37,021
                               50,379            2.65%              $46.50            01/13/07          $ 180,357
                               22,903            1.20%              $45.95            01/14/07          $  81,993
                               48,808            2.56%              $54.05            01/15/07          $ 231,838
                               18,070            0.95%              $48.85            01/15/07          $  85,833
                                2,420            0.13%              $44.40            01/15/07          $   7,526
                               20,332            1.07%              $40.30            01/15/07          $  63,233
                               54,663            2.87%              $44.94            01/15/07          $ 116,432
                               21,418            1.12%              $48.85            01/23/08          $ 101,736
                               24,098            1.27%              $40.30            01/23/08          $  74,945
                               22,835            1.20%              $45.95            10/01/08          $  81,749
                               31,931            1.68%              $54.05            12/15/08          $ 151,672
                                  961            0.05%              $52.80            12/15/08          $   4,565
                               18,504            0.97%              $48.85            12/15/08          $  87,894
                               21,951            1.15%              $40.30            12/15/08          $  68,268
                               61,260            3.22%              $44.94            12/15/08          $ 130,484
                               17,922            0.94%              $52.80            07/29/09          $  85,130
                                9,859            0.52%              $45.95            07/29/09          $  35,295
                               21,096            1.11%              $40.30            07/29/09          $  65,609
                                9,935            0.52%              $44.94            07/29/09          $  21,162
                               18,139            0.95%              $52.80            12/14/09          $  86,160
                               19,169            1.01%              $45.95            12/14/09          $  68,625
                               10,598            0.56%              $40.30            12/14/09          $  32,960
                               10,484            0.55%              $42.11            12/14/09          $  22,330
                               36,135            1.90%              $52.80            01/01/11          $ 171,641
                               33,896            1.78%              $40.30            01/01/11          $ 105,417
                                8,423            0.44%              $42.11            01/01/11          $  17,940
                               12,377            0.65%              $54.52            01/01/11          $  58,791
                                5,273            0.28%              $54.05            12/14/11          $  25,047
                               10,346            0.54%              $52.80            12/14/11          $  49,144
                               12,179            0.64%              $40.30            12/14/11          $  37,877

Mary Lou Fiala                  1,326            0.07%              $54.05            06/12/07          $   6,299
                                1,485            0.08%              $44.94            06/12/07          $   3,163
                                  604            0.03%              $54.05            06/19/07          $   2,869
                                  676            0.04%              $44.94            06/19/07          $   1,440
                                  665            0.03%              $54.05            12/31/07          $   3,159

                                                  % of
                                Number       Total Options      Exercise Price                         Hypothetical
                              of Options        Granted            ($/share)         Expiration          Value at
    Executive Officer         Granted(1)      during 2004          --------            Date            Grant Date(2)
    -----------------         -------         -----------                              ----            ----------

                                  745            0.04%              $44.94            12/31/07          $   1,587
                                  631            0.03%              $54.05            06/24/08          $   2,997
                                  707            0.04%              $44.94            06/24/08          $   1,506
                               11,982            0.63%              $54.05            12/15/08          $  56,915
                                6,220            0.33%              $45.95            12/15/08          $  22,268
                               51,774            2.72%              $44.94            12/15/08          $ 110,279
                                  661            0.03%              $44.94            12/31/08          $   1,408
                               17,173            0.90%              $45.95            07/29/09          $  61,479
                                5,871            0.31%              $44.94            07/29/09          $  12,505
                               23,688            1.24%              $45.95            12/14/09          $  84,803
                               28,161            1.48%              $45.95            01/01/11          $ 100,816
                                8,195            0.43%              $54.52            01/01/11          $  38,926
                                3,667            0.19%              $54.05            12/14/11          $  17,418
                                3,964            0.21%              $45.95            12/14/11          $  14,191
                                3,973            0.21%              $44.94            12/14/11          $   8,462

Bruce M. Johnson               41,313            2.17%              $46.50            01/13/07          $ 147,901
                               14,467            0.76%              $46.50            01/14/07          $  51,792
                               15,297            0.80%              $54.05            01/15/07          $  72,661
                                4,056            0.21%              $44.40            01/15/07          $  12,614
                               17,132            0.90%              $44.94            01/15/07          $  36,491
                                3,578            0.19%              $54.52            01/15/07          $  16,996
                               13,629            0.72%              $48.85            01/23/08          $  64,738
                               15,335            0.81%              $40.30            01/23/08          $  47,692
                               16,436            0.86%              $46.50            10/01/08          $  58,841
                               12,928            0.68%              $54.05            12/15/08          $  61,408
                                4,743            0.25%              $46.50            12/15/08          $  16,980
                               14,479            0.76%              $44.94            12/15/08          $  30,840
                                2,097            0.11%              $54.05            07/29/09          $   9,961
                                4,319            0.23%              $48.85            07/29/09          $  20,515
                                1,311            0.07%              $46.50            07/29/09          $   4,693
                                4,859            0.26%              $40.30            07/29/09          $  15,111
                                1,001            0.05%              $46.73            07/29/09          $   3,113
                                2,348            0.12%              $44.94            07/29/09          $   5,001
                                2,315            0.12%              $48.85            12/14/09          $  10,996
                                6,995            0.37%              $46.50            12/14/09          $  25,042
                                2,605            0.14%              $40.30            12/14/09          $   8,102
                                4,671            0.25%              $53.70            01/01/11          $  22,187
                                9,310            0.49%              $48.85            01/01/11          $  44,223
                                4,992            0.26%              $46.50            01/01/11          $  17,871
                               10,475            0.55%              $40.30            01/01/11          $  32,577
                                1,820            0.10%              $54.05            12/14/11          $   8,645
                                3,736            0.20%              $48.85            12/14/11          $  17,746
                                4,203            0.22%              $40.30            12/14/11          $  13,071


(1) All option grants are replenishment options as a result of option exercises during 2004. Under the replenishment feature, if the optionee paid the exercise price through the delivery of previously-owned shares of Regency's common stock that the optionee had owned for at least six months and the fair market value of the shares acquired on exercise was at least 20% greater than the option exercise price, the optionee received an additional option to purchase the same number of shares of common stock as the optionee delivered in payment for such exercise. Replenishment options expire on the same date as the original options but have an exercise price equal to the fair market value of the shares surrendered. In December 2004 Regency offered option holders the opportunity to exchange replenishment rights under outstanding options for new options or stock rights awards. As part of this program, in January 2005, each of the named executive officers exchanged all replenishment rights for new options without replenishment rights.

        All options earn dividend equivalents units (DEUs) that vest at the same rate as the underlying option. DEU's are credited to the participant's account annually based upon the current dividend rate of Regency common stock less the average dividend rate of the S&P 500. The following table reflects the number and value of shares distributed to the named executive officers for vested DEUs during 2004:




                                 Vested DEU Shares      Taxable DEU Value
                                 -----------------      -----------------

        Mr. Stein                    15,010                  $665,694
        Ms. Fiala                     8,601                  $381,454
        Mr. Johnson                   5,216                  $231,330

(2) The estimated present value at grant date of each option granted during 2004 has been calculated using the Black-Scholes option pricing model. The valuation is based upon the following assumptions for options granted during each quarter in 2004:

                                          March 31,    June 30,      September 30,     December 31,
                                            2004         2004            2004             2004
                                            ----         ----            ----             ----

        Estimated time until exercise    2.5 years     2.5 years      2.3 years         2.1 years
        Risk-free interest rate            1.8%          2.8%           2.5%              2.9%
        Volatility rate                    14%           18%            18%               19%
        Dividend yield                     5.0%          5.3%           4.6%              4.0%

         The approach used in developing the assumptions upon which the Black-Scholes valuation was calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.


                  The following table sets forth information concerning the value of unexercised options as of December 31, 2004 held by the executive officers named in the summary compensation table above.

                               AGGREGATED OPTION EXERCISES DURING FISCAL 2004
                                     AND OPTION YEAR-END VALUES TABLE
                                                                                              Value of
                                 Number of                            Number of             Unexercised
                                   Shares                            Unexercised            In-the-Money
                                  Acquired         Value             Options at              Options at
                                    Upon         Realized          December 31, 2004      December 31, 2004
                                  Exercise         Upon             Exercisable/            Exercisable/
             Name                 Options        Exercise           Unexercisable           Unexercisable
             ----                 -------        --------           -------------           -------------

Martin E. Stein, Jr.              778,625     $   8,240,975         413,223 (E) /         $   2,373,861 (E) /
                                                                      7,813 (U)           $     226,562 (U)

Mary Lou Fiala                    213,942     $   3,113,540         156,091 (E) /         $   1,323,221 (E) /
                                                                      5,433 (U)           $     157,564 (U)

Bruce M. Johnson                  278,699     $   2,811,167         164,958 (E) /         $   1,084,621 (E) /
                                                                      2,696 (U)           $      78,174 (U)

                  Severance and Change in Control Agreements. Regency has severance and change-of-control agreements with each of the executive officers named in the summary compensation table. In the event of termination, Mr. Stein and Mrs. Fiala would receive one and a half times their annual compensation and benefits. Mr. Johnson would receive one times his annual compensation and benefits. In the event of a change in control and termination within two years after the change in control, Mr. Stein and Mrs. Fiala would receive three times their annual compensation and benefits and accelerated vesting of unvested long-term incentive compensation. Mr. Johnson would receive two times his annual compensation and benefits along with the same accelerated vesting provisions. As part of the agreements, the named executives are subject to certain restrictive covenants and consulting arrangements. The agreements expire on December 31, 2007 and automatically renew for successive additional five-year terms unless either party gives written notice of non-renewal.

                  Compensation of Directors. In 2004, Regency paid an annual fee of $28,000 to each of its non-employee directors, plus $1,500 for each board meeting attended. Committee chairpersons receive $3,000 annually. Chairpersons of the board committees receive $1,500 for each committee meeting attended and all other board committee members receive $1,000 for each board committee meeting attended. Directors' fees are currently paid in cash or shares of common stock.

                  Non-employee directors also received stock rights awards of 2,000 shares each immediately following the 2004 annual meeting. The stock rights entitle the director to receive dividend equivalent units at the same rate as dividends paid on the common stock. The stock rights and dividend equivalent units vest 25% on each of the first four anniversary dates of the grant.

                              CERTAIN TRANSACTIONS

                  The audit committee of the board of directors is responsible for evaluating the appropriateness of all related-party transactions. Disinterested directors must approve related party transactions involving directors or executive officers.

                  During 2004, insurance services for our properties were provided by Palmer & Cay, for which we paid premiums of approximately $2,645,488 and administrative fees of $120,000. Prior to April 2004, Mr. Martin E. Stein Jr.'s brother was a shareholder in and employed by Palmer & Cay. He continues to act as a consultant to Palmer & Cay.

                  During 2004, the spouse of Mr. Douglas S. Luke provided services to Regency in connection with preparation of its annual report to shareholders for which she was paid $35,174.

                    INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

                  The board of directors has selected the firm of KPMG LLP to serve as the independent registered public accountants for Regency for the current fiscal year ending December 31, 2005. That firm has served as the auditors for Regency since 1993. Representatives of KPMG LLP are expected to be present at the annual meeting of shareholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                  All decisions regarding selection of independent accounting firms and approval of accounting services and fees are made by our audit committee in accordance with the provisions of the Sarbanes-Oxley Act of 2002. There are no exceptions to the policy of securing pre-approval of the audit committee for any service provided by our independent accounting firm.

                  The following table provides information relating to the fees billed to Regency by KPMG LLP for the years ended December 31, 2004 and 2003:

                                                  2004               2003
                                                  ----               ----
          Audit Fees1                          $ 1,241,000          $ 877,986

          Audit Related Fees2, 3               $   108,461          $ 123,002

          Tax Fees3, 4                         $    36,300          $  42,150

          All Other Fees                       $         0          $       0

                  -------------------------
1 Audit fees include all fees and out-of-pocket expenses for services in connection with (i) the annual audits and review of quarterly financial statements for Regency and its operating partnership, Regency Centers, L.P., (ii) audits related to management's assessment of internal control over financial reporting and (iii) KPMG LLP's opinion as to effectiveness of internal control over financial reporting.
2 Consists primarily of assistance in documenting internal control policies and procedures over financial reporting and audits of employee benefit plans.
3 The audit committee discussed these services with KPMG LLP and determined that their provision would not impair KPMG LLP's independence.
4       Consists of fees for tax consultation and tax compliance services.

                                  OTHER MATTERS

                  The board of directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

           SHAREHOLDER PROPOSALS AND COMMUNICATIONS WITH THE BOARD OF
                                   DIRECTORS

                  Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which shareholder proposals must be received by the company in order to be included in the company's proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if, pursuant to Rule 14a-8, they wish a proposal to be included in Regency's proxy statement and form of proxy relating to the 2006 annual meeting, a written copy of their proposal must be received at Regency's principal executive offices no later than December 1, 2005. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in Regency's proxy materials. Notice to Regency of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by Regency after December 1, 2005. To ensure prompt receipt by Regency, proposals should be sent certified mail, return receipt requested.

                  Shareholders who wish to communicate with the board of directors or with a particular director may send a letter to the Corporate Secretary at Regency's address set forth on page 1 of this proxy statement. The mailing envelope should contain a clear notation indicating that the enclosed letter is a "Shareholder-Board Communication" or "Shareholder-Director Communication." All such letters should identify the author as a shareholder and clearly state whether the intended recipients are all members of the board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. Shareholders may also communicate with the board of directors or with a particular director by contacting Regency's AlertLine at 1-877-861-6669.

                  Regency does not have a formal policy requiring directors to attend annual meetings. However, because the annual meeting generally is held on the same day as a regular board meeting, Regency anticipates that directors would attend the annual meeting unless, for some reason, they are unable to attend the board meeting on the same date. Nine of ten of Regency's directors at the time attended the 2004 annual meeting.

                                  ANNUAL REPORT

                  A copy of Regency's annual report for the year ended December 31, 2004 accompanies this proxy statement. Additional copies may be obtained by writing to Diane Ortolano, at Regency's principal executive offices, at the address set forth below.

A copy of Regency's annual report on Form 10-K will be provided, without charge, upon written request addressed to Ms. Ortolano at Regency's principal executive offices at 121 West Forsyth Street, Suite 200, Jacksonville, Florida 32202. Regency's annual report to shareholders and Form 10-K are also available on our website at www.regencycenters.com.

                            EXPENSES OF SOLICITATION

                  The cost of soliciting proxies will be borne by Regency. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

                  Please specify your choices, date, sign and return the enclosed proxy in the enclosed envelope, postage for which has been provided. Your prompt response will be appreciated. If submitting your proxy via the internet please carefully follow the instructions on your proxy card.

                                * * * * * * * * *

                  The reports of the audit committee and the compensation committee and the performance graph included elsewhere in this proxy statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by Regency under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Regency specifically incorporates these reports or the performance graph by reference in another filing.

                                                                      Appendix A

                           REGENCY CENTERS CORPORATION

                             AUDIT COMMITTEE CHARTER

Purpose

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the company, (2) the independence and qualifications of the company's independent auditors, (3) the performance of the company's internal and external auditors and (4) the compliance by the company with legal and regulatory requirements.

Membership

The Audit Committee shall consist of at least three members. The members of the Audit Committee shall be appointed by the Board and shall possess the independence and other qualifications required by the New York Stock Exchange and applicable laws and regulations, including the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Outside Advisors

The Audit Committee shall have the authority, without seeking Board approval, to retain independent legal, accounting or other advisors to the extent that the Audit Committee deems necessary or appropriate in fulfilling its duties, and the Company shall provide funding, as determined by the Audit Committee, for the payment of compensation to such advisors.

Meetings

The Audit Committee shall meet at least quarterly.

The Audit Committee shall meet periodically in separate sessions with:

        A.      management;

        B. the internal auditors or other personnel responsible for the company's internal audit function (referred to below as the "internal audit function"); and

        C.      the independent auditors.

The Audit Committee may request any officer or employee of the company, the company's outside counsel or the independent auditors to meet with the Audit Committee or any of its members or advisors.

The Audit Committee will meet at the call of its Chairman or the Chairman of the Board.

A majority of the Audit Committee members will be quorum for the transaction of business.

The action of a majority of those present at a meeting at which a quorum is present will be the act of the Audit Committee.

Any action required to be taken at a meeting of the Audit Committee will be deemed the action of the Audit Committee without a meeting if all of the Audit Committee members executed, either before or after the action is taken, a written consent and the consent is filed with the Corporate Secretary.

Minutes shall be taken at each meeting of the Audit Committee and included in the permanent minutes of the company.

Duties and Authority

General

1. The Audit Committee shall have sole authority and responsibility to appoint, approve the terms of engagement (including fees), oversee, evaluate and replace the company's independent auditors, including resolving disagreements between management and the auditors regarding financial reporting. The independent auditors shall report directly to the Audit Committee.

2. The Audit Committee or a designated member shall pre-approve all audit services and all permissible non-audit services, except in the case of permissible non-audit services, if:

        A. such services qualify as de minimus under Section 10A of the Securities Exchange Act of 1934;

        B. such services were not recognized by the company at the time of engagement to be non-audit services; and

        C. the Audit Committee, or one or more of its designated members, approves the permissible non-audit services before completion of the audit.

        When one or more designated members pre-approves services hereunder, such approval shall be presented to the Audit Committee at its next scheduled meeting.

3.      The Audit Committee shall report regularly to the Board.

Matters Relating to Financial Statements and Disclosure

1.      The Audit Committee shall:

        A. Meet with the independent auditors before the annual audit to review the planning and staffing of the audit;

        B. Discuss periodically with management and the independent auditors significant financial reporting issues and judgments made in connection with preparing the company's financial statements, including any significant changes in the selection or application of critical accounting policies and the effect of such changes, and any significant issues regarding the adequacy of the company's internal controls and any special audit steps adopted in light of any material control deficiencies.

        C. Discuss the annual audited financial statements and quarterly financial statements with management and the independent auditors, together with the disclosures in "management's discussion and analysis of financial condition and results of operations" in the company's Form 10-K, and recommend to the Board whether the audited financial statements should be included in the company's Form 10-K;

        D. Generally discuss with management the types of information and the types of presentations to be made in (i) earnings releases and (ii) earning guidance and financial information provided to analysts and rating agencies, including the use of pro forma or adjusted non-GAAP information, but the Audit Committee shall not be required to discuss specific releases, guidance or financial information in advance; and

        E. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

2. The Audit Committee's meetings with the independent auditors shall include, at the appropriate times:

        A.      reports by the auditors required by law; and

        B. the matters required to be discussed by SAS 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of the independent auditors' activities or on access to requested information, and any significant disagreements with management.

3. The Audit Committee shall discuss periodically with management the company's major financial risk exposures and review generally the guidelines and policies governing the process by which management assesses and manages such risk exposures.

Oversight of Independent Auditors

1. At least annually, the audit committee shall evaluate the independent auditors' qualifications, performance and independence and report its conclusions to the Board. As part of the evaluation process, in addition to taking into account the opinions of management and the company's internal audit function, the Audit Committee shall obtain and review a report by the independent auditors describing:

        A.      The auditing firm's internal quality control procedures;

        B. Any material issues and any steps to deal with such issues raised (i) by the auditing firm's most recent internal quality control review, or peer review of the firm, or (ii) by any inquiry or investigation by governmental or professional authorities within the preceding five years, regarding one or more independent audits performed by the firm; and

        C. All relationships between the independent auditors and the company, including the provision of non-audit services (which the audit committee should discuss with the auditors in order to enable the Audit Committee to assess the auditors' independence).

        The Audit Committee shall also:

        A. Annually review and evaluate the lead partner of the independent auditors; and

        B. Confirm the regular rotation required by law of the lead or reviewing partners.

2. The Audit Committee should consider, at such intervals as it deems appropriate, whether regular rotation of the auditing firm itself would assure continuing independence of the auditors.

3. The Audit Committee shall establish hiring policies for the Company regarding employees or former employees of the independent auditors who participated in any audit of the company.

Oversight of Internal Audit Function

The Audit Committee shall:

1. Review the appointment or replacement of all senior internal auditing executives or internal audit firms.

2. Discuss with the independent auditors and management the responsibilities, budget and staffing of the internal audit function and any recommended changes in the planned scope of the internal audit.

3. Review the significant reports to management prepared by the internal audit function and management's responses.

4. Review disclosures made to the Audit Committee by the company's CEO and CFO during their certification process for Form 10-K and Form 10-Qs about any (i) significant deficiencies in the design or operation of internal controls, (ii) material weaknesses in internal controls and
        (iii) fraud involving management or other employees who have a significant role in the company's internal controls.

Compliance Oversight

The Audit Committee shall:

1. To the extent that it deems appropriate, review reports of related party transactions.

2. Obtain from the independent auditors assurance that they will inform management concerning any information indicating that an illegal act has or may have occurred, and assure that such information has been conveyed to the Audit Committee.

3. Discuss with management, the internal audit function and the independent auditors any condition which comes to their attention indicating that the company's subsidiaries and affiliated entities, domestic and foreign, are not conforming to applicable legal requirements or the company's Code of Business Conduct and Ethics.

4. Advise the Board with respect to the company's policies and procedures regarding compliance with applicable laws and regulations and with the company's (i) Code of Business Conduct and Ethics and (ii) Code of Ethics for senior financial officers.

5.      Establish procedures for:

        A. The receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters; and

        B. The confidential, anonymous submission by employees of the company of concerns regarding questionable accounting or auditing matters.

6. Review with the company's General Counsel legal matters that may have a material impact on the financial statements, the company's compliance policies, and any material reports or inquiries received from regulators or governmental agencies.

Subcommittees

To the extent permitted by law and rules of the New York Stock Exchange, the Audit Committee may delegate specific responsibilities to one or more of its members, including matters with respect to earnings guidance.

Annual Review

The Audit Committee annually shall:

1. Review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval; and

2.      Conduct an evaluation of the Audit Committee's own performance.

Limitations

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the external auditor.

                           REGENCY CENTERS CORPORATION
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                   MAY 3, 2005


                  The undersigned, having received the Notice of Annual Meeting of Shareholders and Proxy Statement, appoints Martin E. Stein, Jr., Mary Lou Fiala and Bruce M. Johnson, and each or any of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and to vote all shares of common stock of Regency Centers Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 3, 2005, and any and all adjournments thereof, in the manner specified.

                  1. Election of directors nominated by the board of directors to serve until the 2006 annual meeting of shareholders and until their successors have been elected and qualified:

              (01) Martin E. Stein, Jr.              (07) Bruce M. Johnson
              (02) Raymond L. Bank                   (08) Douglas S. Luke
              (03) C. Ronald Blankenship             (09) John C. Schweitzer
              (04) A. R. Carpenter                   (10) Thomas G. Wattles
              (05) J. Dix Druce                      (11) Terry N. Worrell
              (06) Mary Lou Fiala


         [_]  FOR all nominees listed   [_] WITHHOLD AUTHORITY     INSTRUCTION: To withhold authority to vote
              (except as marked to          to vote for all        for any individual nominee, strike through
              the contrary. See             nominees.              that nominee's name.
              instruction to the
              right).

           (Continued and to be SIGNED and dated on the reverse side.)

________________________________________________________________________________


                       YOU MAY VOTE TOLL-FREE BY TELEPHONE
                               OR ON THE INTERNET
                     (OR BY COMPLETING THE PROXY CARD BELOW
                            AND RETURNING IT BY MAIL)


               (Available only until 3:00 pm EDST on May 2, 2005)
                        TO VOTE BY TELEPHONE OR INTERNET,
                     USE THE CONTROL NUMBER IN THE BOX BELOW

                     Call Toll-Free          To vote by Internet, have this form
               on a Touch-Tone Telephone      and follow the directions when you
             24 hours a day, 7 days a week    visit:
                    1-888-216-1308            https://www.proxyvotenow.com/reg
        Have this form available when you     --------------------------------
        call the toll-free number. Then,
        enter your control number and follow
        the simple prompts.
                                                     CONTROL NUMBER FOR
                                                  TELEPHONIC/INTERNET VOTING

                                                        [             ]


                             DO NOT RETURN THIS CARD
                   IF YOU HAVE VOTED BY TELEPHONE OR INTERNET.

                   FOLD AND DETACH HERE AND READ REVERSE SIDE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                          (Continued from reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ELECTION OF THE BOARD'S NOMINEES.

                  Should any other matters requiring a vote of the shareholders arise, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

Dated:________________, 2005            ________________________________(SEAL)


                                        ________________________________(SEAL)

(Please sign exactly as name or names appear hereon. Executors, administrators, trustees or other representatives should so indicate when signing.)